Exhibit 10.6
                              EMPLOYMENT AGREEMENT

                                      with

                                 Aryeh Weinberg

      AGREEMENT entered into as of the 10th day of April 2000 between Aryeh Weinberg, Israeli I.D. 317094472 residing at (the "Employee") and Ambient Corporation, a Delaware corporation ( the "Company")

                               W I T N E S S E T H

      WHEREAS, the Company desires to engage the Employee for the Company upon the terms and conditions contained herein; and

NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Engagement & Duties

      1.1 With effect from the effective date (as defined in Section 2), the Company employs Employee and Employee accepts employment with the Company to be performed for the Company as Chief Financial Officer of each of the Company, PLT Solutions Inc. ("PLT"), Ambient Ltd., Insulated Connections Corporation and Kliks.com Ltd. subsidiaries of the Company (collectivelt the "Subsidiaries"), upon the terms and conditions set forth herein. The Employee shall perform faithfully and diligently the duties customarily performed by persons in the position for which Employee is engaged. Employee shall devote Employee's full business time and efforts to rendition of such services and to the performance of such duties as are set forth herein.

      The Employee shall further have such duties and responsibilities commensurate with his position as may be assigned to him from time to time by the Company

      The Employee shall not be entitled to demand or receive, inter alia, payment for overtime as may be required by the Company, and the amount paid to him as a Gross Salary, shall also include full compensation for overtime hours and hours of weekly rest and holidays.

      1.2 The Employee's authority shall be subject to the authority of the Chief Executive Officer (the "CEO") of the Company or to whom the CEO shall so instruct Employee to report to. Employee shall report regularly and as requested to the CEO of the Company or as the CEO or Board of Directors of the Company shall so instruct. Until further notice the Employee shall report to the CEO of the Company.

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2. Term

      2.1 Employee's employment under this Agreement shall commence on April 1, 2000 (the "Effective Date") and shall end on the earlier of: (i) the death or disability (as defined herein ) of the Employee, (ii) termination of Employee's employment with cause (as defined herein); (iii) termination by either party without cause upon three (3) months prior written notice; (iv) one (1) year from the date of this Agreement. After the expiration of such initial term (other than for reasons set forth in clauses (i), (ii) and (iii)), this Agreement shall automatically be renewed for additional one year terms.

      2.2 For the purpose of this paragraph 2, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of two (2) months in any twelve (12) month period. Disability shall occur at the end of any such period.

      2.3 For the purpose of this paragraph 2, "cause" shall exist if Employee
(i) fails to perform the Employee's areas of responsibility set forth herein,
(ii) engages conduct which, in the sole discretion of the Company, is unethical, illegal or which otherwise brings notoriety to Company or has an adverse effect on the name or public image of the Company, (iii) fails to comply with the instructions of Company in a manner detrimental to the Company, provided that with respect to clauses (i) and (ii), if Employee has cured any such condition (that is reasonably susceptible to cure) within 15 days following delivery of the advance notice (as defined herein) then "cause" shall be deemed not to exist. For purposes of this Paragraph 2, "advance notice" shall constitute a written notice delivered to Employee that sets forth with particularity the facts and circumstances relied upon by the Company as the basis for cause.

      2.4 During the period following notice of termination until the effective date of termination by either party for whatever reason, the Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company the person or persons who will assume the Employee's responsibilities.

2.5 Upon termination for cause, Employee shall be entitled to the compensation set forth as Gross Salary herein, prorated to the effective date of such termination as full compensation for any and all claims of Employee under this Agreement.

3. Remuneration

      3.1 During the term hereof, , the Company shall pay to the Employee for all services rendered hereunder, as salary, payable not less often than once per month and in accordance with the Company's normal and reasonable payroll practices, a monthly gross amount equal to U.S. $6,000 (the "Gross Salary"). The Gross Salary shall be reviewed by the Company annually.

      3.2 The Company or an affiliate shall establish and maintain in Israel

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Manager's Insurance (Bituach Menahalin) for the Employee. Each of the Company
and the Employee shall contribute toward the premiums payable in respect of such insurance those amounts which would be recognized under applicable law as tax free benefits, but in no event shall such contributed amounts be more than thirteen and one third percent (13 1/3%) of fifty percent (50%) of each monthly Gross Salary payment from the Company and five percent (5 %) of such amount from the Employee provided, however, at Employee's election, the Employee may contribute amounts which exceed those amounts recognized as tax free benefits, provided that Employee shall bear such taxes as may be due in connection with such excess. It is hereby agreed that provided Employee is not terminated under section 2.3 (iii or iv), he shall be entitled upon termination or expiration of this Agreement to the amount paid by the Company (13 1/3%) hereunder, and to the extent available, such payment shall be in lieu and in full and final substitution of any severance pay required under law. If pursuant to the law there is a shortfall in the severance account, then when and if the Employee is entitled to receive severance pay, the Company shall pay such shortfall to the Employee.

3.3 The Company or an affiliate and the Employee shall maintain an advancement fund under Israeli law (Keren Heshtamlut) for exclusive benefit of the Employee. The Company shall contribute to such fund an amount equal to 7-1/2% of fifty percent (50%) of each monthly Gross Salary payment and the employee shall contribute to such fund an amount equal to 2-1/2% of fifty percent (50%) each monthly Gross Salary payment. The Employee hereby instructs the Company to transfer to such advancement fund the amount of the Employee's and the Company's contribution from each monthly Gross Salary payment.

3.5 Ambient Stock Options. Upon and subject to the Company adopting a new stock option plan Employee shall be issued options to acquire up to 50,000 shares of Common Stock ("Options") of the Company exercisable at par value of the shares. The Options shall vest in the Employee equally over eighteen months, so long as Employee remains in the employ of the Company and in accordance with the terms and subject to Employee executing the Company's standard Employee Stock Option Plan. The options shall vest in the Employee pro-rata to the number of complete months which Employee was employed hereunder.

4. Vacation and Fringe Benefits

4.1 Vacation The Employee shall be entitled to 22 working days of paid vacation during each fiscal year that this Agreement is in effect (and a proportionate number of days for every partial year) to be taken at times as agreed upon by the parties. The Employee may accumulate up to two years of paid vacation days and shall be entitled to payment in respect of any such days not used, to the extent permitted at law.

4.2 Expenses. Employee is authorized, to incur reasonable and proper expenses for promoting the business of the Company. The Company will reimburse Employee promptly for all such expenses upon presentation by Employee, of receipts or other appropriate evidence of expenses.

4.3 Car. Company shall provide Employee with use of automobile and Company shall pay for registration, gas, maintenance and insurance; and shall provide the Employee with a cell phone and pay for its maintenance and use.

5. Development Rights

      The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during his employment with the Company shall be the sole property of the Company.

6. Employee Representations

      The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which Employee is party, (ii) does not require the consent of any person, and (iii) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.

7. Confidentiality

7.1 The term "Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Employee prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company;
(b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Employee or similar agreements by other Company employees (c) shall have been received by the Employee from another person or entity having no obligation to the Company or (d) is approved in writing by the Company for release by the Employee.

7.2 The Employee agrees to hold in trust and confidence all Information disclosed to Employee and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for Employee's work with the Company.

7.3 The Employee agrees to disclose the Information only to persons necessary in connection with Employee's work with the Company and who have undertaken the same confidentiality obligations set forth herein in favor of the Company. The Employee agrees to assume full responsibility for the confidentiality of the Information disclosed to Employee and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

7.4 The Employee acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

8. Non-Compete.

      8.1 Employee will not, directly or indirectly, for his own account or as an employee, officer, director, consultant, joint venturer, shareholder, investor, or otherwise ( except of as an investor in a corporation whose stock is publicly traded and in which the Employee holds less than 5% of the outstanding shares) interest him/herself or engage, directly or indirectly, in the design, development, production, sale or distribution of any product or component that directly or indirectly competes with a product or component (i) being designed, produced, sold or distributed by the Company or any of its affiliates (ii) or to which the Company or any of its affiliates shall then have proprietary rights.

      8.2 Employee will not hire or otherwise contract the services of, whether directly or indirectly (i) an employee of the Company (ii) a former employee of the Company whose employment with the Company ended less than six months prior to the date of such hiring, or (iii) any corporation or entity in which such employee or former employee is an officer, director or shareholder holding 25% of the equity or is employed providing service to that corporation or entity.

      8.3 Employee's undertakings herein under section 8 shall be binding upon Employee's successors, heirs or assigns, and shall continue until the later of
(i) the expiration of one year from the date of execution of this Agreement or
(ii) the expiration of one year from the date the Employee last represented him/herself as an employee, agent or representative of the Company or any of its affiliates, subsidiaries or successors.

      8.4 Employee acknowledges that the restricted period of time and the geographical location specified under this section 8 are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Company's business and products. If such a period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such an area and during such a period of time as shall be determined to be reasonable by such judicial proceeding.

9. Indemnity

      The Company shall indemnify the Employee as follows: (a) against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request, of the Company as a director, officer, employee or agent of the company, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.

10. Miscellaneous

      10.1 Benefit & Assignment This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and obligations of the Employee under this Agreement may not be assigned by the Employee.

      10.2 Entire Agreement This Agreement constitutes the entire understanding and agreement between the parties, and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

      10.3 Notices All notices or other communications hereunder shall be in writing and shall be sent to either party by hand or by Registered or Certified mail, postage prepaid, return receipt requested, or sent by telegram or facsimile to the address set forth in the Preamble to this Agreement or to such other address as the recipient may designate by notice in accordance with the provisions of this section.

      10.4 Applicable Law. This Agreement shall be interpreted, governed, construed and enforced according to the laws of the State of New York. Jurisdiction and venue for any action shall reside with the appropriate court in New York.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed as of the date stated above.

Ambient Corporation


/S/ Aryeh Weinberg               /S/ Aryeh Weinberg
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                                 Aryeh Weinberg